Exhibit 99.3

Paramount Gold Nevada Corp. Completes Acquisition of Calico Resources Corp. and its Grassy Mountain Gold Project

Winnemucca, Nevada – July 7, 2016. Paramount Gold Nevada Corp. (NYSE: PZG) (“Paramount” or the “Company”) announced today that Paramount has completed its acquisition of Calico Resources Corp. (“Calico”) pursuant to the Arrangement Agreement dated March 14, 2016 (the “Agreement”) after having received the approval of the Supreme Court of British Columbia to the transaction on July 5, 2016. Calico is now a wholly-owned subsidiary of Paramount.

Pursuant to the Agreement, Paramount issued 7,171,209 common shares to Calico shareholders as per the exchange ratio whereby Calico stockholders had the right to receive 0.07 of a share of common stock of Paramount for every common share of Calico.

At the special meeting of its stockholders held on June 29, 2016, Paramount stockholders owning approximately 97.8% of the shares present in person or represented by proxy at the Paramount meeting, voted in favor of the arrangement proposal.  Calico stockholders owning approximately 97.4% of the shares present in person or represented by proxy, voted in favor of Calico’s proposal at a special meeting of its stockholders also held on June 29, 2016.

➢

Glen Van Treek, Paramount’s President and CEO, said: “We are pleased with the overwhelming vote of support from Calico stockholders. The acquisition not only diversifies and improves our asset base but it also strengthens our stockholder composition. The addition of the Grassy Mountain project is a textbook fit to our corporate strategy and the Paramount team is looking forward to continuing its advancement towards a production decision.”

Key investment highlights of the Calico acquisition are as follows:

➢	Adds a second advanced-stage asset which more than doubles the Company’s measured plus indicated contained ounces of precious metals;
➢	Significantly improves the overall gold grade of the Company’s global resources;
➢	Increases the Company’s exploration upside potential; and
➢	Reduces shareholder risk by diversifying the Company’s assets.

The Grassy Mountain Gold Project consists of approximately 9,300 acres with its main deposit located on private land in Malheur County, Oregon. The Grassy Mountain gold-silver deposit has a completed Preliminary Economic Assessment (“PEA”) and key permitting milestones have been accomplished.  Please refer to the amended technical report titled “Amended Preliminary Economic Assessment, Calico Resources Corp. Grassy Mountain Project, Malheur County, Oregon USA” and dated July 9, 2015.

The PEA contemplates a 10 year underground mining operation with low cash operating costs driven by a high average underground gold grade of 5.32 g/T gold. The annual average production of 53,000 ounces of gold and 82,000 of silver yield robust economics assuming a $1,300 gold price and silver at $17.50 per ounce. At a 5% discount rate, the project produces an estimated pre-tax NPV of $144 million and a 32.6% IRR. The PEA is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves.  Consequently, there is no certainty that the PEA will be realized.

Paramount’s immediate action plans are to improve confidence in Grassy Mountain’s overall project design and development in preparation for completing a Pre-feasibility Study with the commencement of a core drilling program in 2016.  The key aspects of the going forward plan are:

➢	To improve metallurgical testing and to optimize the recovery process;
➢	To generate the geotechnical information needed for optimal mine and infrastructure design and location;
➢	To improve geological, geometallurgical and geotechnical models;
➢	To better define and potentially reduce capital cost estimates for mine construction and operation; and
➢	To continue with environmental data collection required for the mine operation permitting process.

Grassy Mountain Mineral Inventory (1,2,3,4,5)

MEASURED
	tons (000s)	Au opt	Au g/T	Ounces Au (000s)	Ag opt	Ag g/T	Ounces Ag (000s)
Underground	3,157	0.155	5.33	491	0.263	9.0	829
Open Pit	52,645	0.020	0.67	1,027	0.072	2.5	3,784
Total	55,802	0.027	0.93	1,518	0.083	2.8	4,613

INDICATED
	tons (000s)	Au opt	Au g/T	Ounces Au (000s)	Ag opt	Ag g/T	Ounces Ag (000s)
Underground	88	0.149	5.13	13	0.163	5.6	14
Open Pit	12,803	0.010	0.33	122	0.027	0.9	350
Total	12,891	0.010	0.36	135	0.028	1.0	364

MEASURED PLUS INDICATED
	tons (000s)	Au opt	Au g/T	Ounces Au (000s)	Ag opt	Ag g/T	Ounces Ag (000s)
Underground	3,246	0.155	5.32	504	0.260	8.9	843
Open Pit	65,447	0.018	0.60	1,149	0.063	2.2	4,133
Total	68,693	0.024	0.82	1,653	0.072	2.5	4,977

INFERRED
	tons (000s)	Au opt	Au g/T	Ounces Au (000s)	Ag opt	Ag g/T	Ounces Ag (000s)
Underground	-	-	-	-	-	-	-
Open Pit	221	0.007	0.24	2	0.010	0.3	2
Total	221	0.007	0.23	2	0.010	0.3	2

(1) Rounding may cause apparent discrepancies (2) Underground and Open Pit material are exclusive from each other (3) tons= imperial tonnes; T= metric Tonnes (4) Underground Cut-off grade = 0.065 opt Au (5) Open pit Cut-off grade = 0.005 opt Au

Mineral resources that are not mineral reserves do not have demonstrated economic viability.

For more information on the Grassy Mountain Gold Project including the Preliminary Economic Assessment, please visit our website. The technical and scientific information contained in this news release have been reviewed and approved by Scott Wilson, CPG, of Metal Mining Consultants, a “qualified person” as defined by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Mr. Wilson is independent of Paramount and has verified the data within this release.

The common shares of Calico have been halted for trading and are to be delisted from the TSX Venture Exchange as of the close of business today, July 7, and the Company will cause Calico to voluntarily surrender Calico’s reporting issuer status in British Columbia and will apply to the Alberta Securities Commission to terminate Calico’s reporting issuer status in Alberta.

About Paramount Gold Nevada Corp.

Paramount Gold Nevada is a U.S. based precious metals exploration company.  Paramount’s strategy is to create shareholder value through the exploration and development of U.S. properties and then selling to, or entering into joint ventures with, producers for construction and operation. Paramount owns a 100% interest in the Sleeper Gold Project located in Northern Nevada.  The Sleeper Gold Project, which includes the former producing Sleeper high-grade gold mine, totals 2,322 unpatented mining claims (approximately 60 square miles or 15,500 hectares). Paramount also holds a 100% interest in the Grassy Mountain Gold Project which consists of approximately 9,300 acres located on private land in Malheur County, Oregon. The Grassy Mountain project contains a gold-silver deposit for which a Preliminary Economic Assessment (“PEA”) has been prepared and key permitting milestones have been accomplished. With its substantial ownership of U.S. gold resources on a per share basis, Paramount offers its shareholders significant leverage to a rising gold price.

Cautionary Note to U.S. Investors Concerning Estimates of Indicated and Inferred Resources

This news release uses the terms "measured and indicated resources" and "inferred resources". We advise U.S. investors that while these terms are defined in, and permitted by, Canadian regulations, these terms are not defined terms under SEC Industry Guide 7 and not normally permitted to be used in reports and registration statements filed with the SEC.  "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves", as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Safe Harbor for Forward-Looking Statements

This release and related documents may include "forward-looking statements" and “forward-looking information” (collectively, “forward-looking statements”) pursuant to applicable United States and Canadian securities laws, including, but not limited to, the Company’s anticipated plans for the Grassy Mountain Project and the potential for any mining or production at the Grassy Mountain Project. These statements relate to analysis and other information that are based on expectations of future performance as set out in the PEA, including gold and silver production and planned work programs. In addition, forward-looking statements relate to, among other things, Paramount’s strategies and plans, the attractiveness of the Grassy Mountain Project as a development option; the exploration potential at the Grassy Mountain Project; development scenarios at the Grassy Mountain Project; timing of receipt of permits and regulatory approvals; the sufficiency of the Company’s capital to finance the Company’s operations; geological interpretations and potential mineral recovery processes. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements including, without limitation, risks relating to: uncertainty as to actual capital costs, operating costs, production and economic returns, and uncertainty that development activities will result in a profitable mining operation at the Grassy Mountain Project; fluctuations in the spot and forward price of gold or certain other commodities; changes in national and local government legislation, taxation, controls, regulations and political or economic developments in the United States; the uncertainties involved in interpreting geological data; business opportunities that may be presented to, or pursued by, the Company; operating or technical difficulties in connection with mining activities; the speculative nature of gold exploration and development, including the risks of obtaining necessary licenses and permits, risks related to mineral exploration estimates being based on interpretations and assumptions which may result in less mineral production under actual conditions than is currently estimated and to diminishing quantities or grades of mineral resources as the Grassy Mountain Project is mined; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or the inability to obtain insurance, to cover these risks.

Forward-looking statements are based on the reasonable assumptions, estimates, analyses and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: Paramount’s ability to carry on exploration and development activities, including construction; the timely receipt of required approvals; the price of silver, gold and other metals; prices for key mining supplies, including labor costs and consumables, remaining consistent with current expectations; production meeting expectations and being consistent with estimates and plant, equipment and processes operating as anticipated. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Words such as "believes," "plans," "anticipates," "expects," "estimates" and similar expressions should also be considered to be forward-looking statements.

Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Paramount Gold Nevada Corp.

Glen Van Treek, President, CEO and Director

Chris Theodossiou, Director of Corporate Communications
866-481-2233

4